UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

GANNETT CO., INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6961	16-0442930
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a presentation at the Deutsche Bank Media and Telecom Conference, Gannett management stated that material non-cash charges would be recorded in its financial statements for the quarter ending June 29, 2008 for the impairment of goodwill, other intangibles and certain other assets. These charges are expected to total between $2.5 billion and $3.0 billion on a pre-tax basis and between $2.3 billion and $2.8 billion on an after-tax basis. A copy of the Company’s press release disclosing the impairment charges is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    (c) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: June 9, 2008	By:	/s/ George R. Gavagan

George R. Gavagan
Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued June 9, 2008.